Exhibit 10.46

WARRANT AGREEMENT

DATED AS OF OCTOBER 25, 2004

between

PW EAGLE, INC.

and

CHURCHILL CAPITAL PARTNERS IV, L.P.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1

1.1 DEFINITIONS	1
1.2 ACCOUNTING TERMS AND DETERMINATIONS	10

ARTICLE II PURCHASE AND SALE OF WARRANTS	10

2.1 AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS	10
2.2 ISSUANCE OF THE WARRANTS	11
2.3 REPRESENTATIONS AND WARRANTIES OF THE INITIAL HOLDER	11
2.4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY	12

ARTICLE III FORM; REGISTER; EXCHANGE FOR WARRANTS; TRANSFER	15

3.1 FORM OF WARRANT; REGISTER	15
3.2 EXCHANGE OF WARRANTS FOR WARRANTS	15
3.3 TRANSFER OF WARRANT	16

ARTICLE IV EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES	18

4.1 EXERCISE OF WARRANTS	18
4.2 EXCHANGE FOR WARRANT SHARES	18
4.3 ISSUANCE OF COMMON STOCK	19

ARTICLE V ADJUSTMENT OF EXERCISE PRICE AND SHARES	20

5.1 GENERAL	20
5.2 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS	21
5.3 ISSUANCE OF COMMON STOCK	21
5.4 ISSUANCE OF OTHER EQUITY SECURITIES	25
5.5 CAPITAL REORGANIZATION, CAPITAL RECLASSIFICATIONS, MERGER, ETC.	25
5.6 [INTENTIONALLY OMITTED]	26
5.7 OTHER ACTIONS AFFECTING COMMON STOCK	26
5.8 MISCELLANEOUS	26

ARTICLE VI CERTAIN OTHER RIGHTS	29

6.1 PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS	29
6.2 [INTENTIONALLY OMITTED]	29
6.3 [INTENTIONALLY OMITTED]	29
6.4 PUT RIGHTS	29

ARTICLE VII COVENANTS OF THE COMPANY	33

7.1 NOTICES OF CERTAIN ACTIONS	33
7.2 FINANCIAL STATEMENTS AND REPORTS	34
7.3 [INTENTIONALLY OMITTED]	35
7.4 BOARD OBSERVATION RIGHTS	35

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7.5 [INTENTIONALLY OMITTED]	35
7.6 MERGER OR CONSOLIDATION OF THE COMPANY	35
7.7 RESERVATION OF SHARES, ETC.	35
7.8 REDEMPTIONS, ETC.	36
7.9 RESTRICTIONS ON PERFORMANCE	37
7.10 MODIFICATION OF OTHER DOCUMENTS	37
7.11 PREFERRED STOCK	38
7.12 LISTING OF WARRANT SHARES	38
7.13 INDEMNIFICATION	38

ARTICLE VIII MISCELLANEOUS	38

8.1 NOTICES	38
8.2 EXPENSES, ETC.	40
8.3 NO VOTING RIGHTS; LIMITATIONS OF LIABILITY	40
8.4 AMENDMENTS AND WAIVERS	40
8.5 SPECIFIC PERFORMANCE	41
8.6 BINDING EFFECT	41
8.7 COUNTERPARTS; FACSIMILE SIGNATURES	41
8.8 GOVERNING LAW	41
8.9 BENEFITS OF THIS AGREEMENT	42
8.10 HEADINGS	42
8.11 CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS; ADMISSIBILITY OF PHOTOCOPIES; WAIVER OF JURY TRIAL	42
8.12 CONFIDENTIALITY	43
8.13 REMEDIES CUMULATIVE	43

SCHEDULE 2.2	-	Allocation

SCHEDULE 2.4(g)	-	Capitalization of the Company

EXHIBIT A	-	Form of Warrant

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WARRANT AGREEMENT dated as of October 25, 2004, between PW EAGLE, INC., a Minnesota corporation (the “Company”), and Churchill Capital Partners IV, L.P., a Delaware limited partnership (the “Initial Holder”).

PREAMBLE

The Company is entering into (i) a Senior Subordinated Note Purchase Agreement dated as of the date hereof with the Initial Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Subordinated Note Purchase Agreement”), and (ii) a Junior Subordinated Note Purchase Agreement dated as of the date hereof with the Initial Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Subordinated Note Purchase Agreement”). Pursuant to the Senior Subordinated Note Purchase Agreement (and subject to the satisfaction of the conditions set forth therein), the Company will issue and sell to the Initial Holder, and the Initial Holder will purchase from the Company, a Senior Subordinated Note of the Company in the original principal amount of $16,000,000 (together with any note or notes issued in substitution or exchange therefor, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Subordinated Notes”). Pursuant to the Junior Subordinated Note Purchase Agreement (and subject to the satisfaction of the conditions set forth therein), the Company will issue and sell to the Initial Holder, and the Initial Holder will purchase from the Company, a Junior Subordinated Note of the Company in the original principal amount of $8,000,000 (together with any note or notes issued in substitution or exchange therefor, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Junior Subordinated Notes”). The Senior Subordinated Note Purchase Agreement and the Junior Subordinated Note Purchase Agreement are herein collectively called the “Note Purchase Agreements” and individually called a “Note Purchase Agreement”. The Senior Subordinated Notes and the Junior Subordinated Notes are herein collectively called the “Notes” and individually called a “Note”. It is a condition to closing the transactions contemplated by the Note Purchase Agreements that the Company enter into this Agreement and issue to the Initial Holder hereunder warrants to subscribe for and purchase from the Company, at the price specified below (subject to adjustment as noted below) such number of fully paid and nonassessable shares of Common Stock (as hereinafter defined) as is specified below (subject to adjustment as noted below). This Agreement sets forth the terms and conditions applicable to such warrants.

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Accruing Liability” has the meaning given to such term in Section 6.4(b)(iii).

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.

“Allocable Number” has the meaning given to such term in Section 4.2.

“Applicable Law” means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

“Assignment Form” means the assignment form attached as Annex C to a Warrant.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in the State of Minnesota; provided, however, that any determination of a Business Day relating to a securities exchange or other securities market means a Business Day on which such exchange or market is open for trading.

“Change of Control” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.

“Closing Date” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Code” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Commission” means the Securities and Exchange Commission (or a successor thereto).

“Common Stock” means (a) the Voting Common Stock, (b) the Class B Common Stock, and (c) any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated or liquidation value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants in accordance with Section 4.1 or upon exchange of the Warrants in accordance with Section 4.2 shall be shares of Voting Common Stock or, in the case of any reorganization, reclassification, consolidation, merger or sale subject to Section 5.5, the stock, other securities, cash or other property provided for in Section 5.5.

“Company” has the meaning given to such term in the introductory paragraph of this Agreement.

“Company Notice Date” has the meaning given to such term in Section 6.4(a)(ii).

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Convertible Securities” has the meaning given to such term in Section 5.3(b)(i).

“Delivery Date” has the meaning given to such term in Section 4.3(a).

“Effected Warrant Shares” has the meaning given to such term in Section 6.4(b)(ii).

“Effected Warrants” has the meaning given to such term in Section 6.4(b)(ii).

“Event of Default” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Form” means the exchange form attached as Annex B to a Warrant.

“Exercisability Date” means the Closing Date.

“Exercise Form” means the exercise form attached as Annex A to a Warrant.

“Exercise Price” means $.01 per Warrant Share, subject to adjustment from time to time in the manner provided in Article V.

“Expiration Time” means 5:00 p.m., Central time, on October 25, 2014.

“Financing” means the borrowing of money by the Company or any Subsidiary (including in connection with any refinancing of existing Indebtedness of the Company or any Subsidiary), the sale or issuance by the Company of capital stock, a recapitalization of the Company, a revaluation of the assets of the Company or any Subsidiary (to the extent permitted under applicable law and GAAP), transfers by the Company from its capital to its surplus accounts, effecting the sale of the Warrants and/or the Warrant Shares required to be purchased by the Company under Section 6.4 to one or more third parties or any other transaction (other than a sale of a majority of the assets of the Company and its Subsidiaries, taken as a whole) pursuant to which the Company makes available funds in an amount sufficient to satisfy in cash all its obligations under Section 6.4.

“Fully Diluted Basis” means, with respect to the Common Stock at any time of determination, the number of shares of Common Stock that would be issued and outstanding at such time, assuming full conversion, exercise and exchange of all issued and outstanding Convertible Securities and Options that, at such time, are exercisable or exchangeable for, or convertible into, Common Stock, including the Warrants, except that the number of shares of Common Stock outstanding on a Fully Diluted Basis shall not include the number of shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities that, at the time of determination, are Out of the Money.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means any federal, state, municipal or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

“Holder” means any Holder of a Warrant or Warrant Shares, as set forth in the Warrant Register or the stock record books of the Company, as the case may be.

“Indebtedness” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Initial Holder” has the meaning given to such term in the introductory paragraph of this Agreement.

“Junior Subordinated Note Purchase Agreement” has the meaning given to such term in the Preamble.

“Junior Subordinated Notes” has the meaning given to such term in the Preamble.

“Junior Subordination Agreement” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Lien” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Market Price” means, for any security as of any date of determination:

(a) if such security is Publicly Traded as of the date of determination, the price determined by computing the average, over a period consisting of the most recent 21 Business Days occurring prior to the date of determination, of the applicable price set forth below (but excluding any trades or quotations that are not bona fide, arm’s length transactions):

(i) if on any Business Day such security is listed on one or more domestic securities exchanges, the average of the closing sales prices for such security on such Business Day on all domestic securities exchanges on which such security may be listed or, if there have been no sales on any such exchange on such Business Day, the average of the highest bid and lowest asked prices for such security on all such exchanges at the end of such Business Day, or

(ii) if on any Business Day such security is not listed on one or more domestic securities exchanges but is quoted on the Nasdaq National Market or Nasdaq Small-Cap Market, the closing sales price for such security on such Business Day on the Nasdaq National Market or Nasdaq Small-Cap Market or, if there have been no sales in either such market on such Business Day, the average of the representative bid and asked prices for such security quoted on the Nasdaq National Market or Nasdaq Small-Cap Market as of 4:00 P.M., New York time, on such Business Day, or

(iii) if on any Business Day such security is not listed on any domestic securities exchange or quoted on the Nasdaq National Market or Nasdaq Small-Cap Market, the average of the highest bid and lowest asked prices for such security on such Business Day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

(b) if such security is not Publicly Traded as of the date of determination, (i) in the case of the Common Stock, the Market Value Per Share as of such date, determined in accordance with the Valuation Procedure, and (ii) in the case of any other security, the fair market value of one share or other applicable unit of such security as of such date, determined in accordance with the Valuation Procedure, except that if the Market Price of the Common Stock is being determined for purposes of Section 4.3(c), such determination shall be made in good faith by the Board exercising reasonable business judgment.

“Market Value” means the highest price that would be paid for the entire common equity interest in the Company on a going-concern basis in a single arm’s-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. For purposes of determining Market Value, (a) the exercise price of Options to acquire Common Stock that are then exercisable and not Out of the Money shall be deemed to have been received by the Company and (b) the liquidation preference or indebtedness, as the case may be, represented by Convertible Securities that are then convertible or exchangeable and not Out of the Money shall be deemed to have been eliminated or cancelled.

“Market Value Per Share” means the price per share of Common Stock obtained by dividing (a) the Market Value by (b) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

“Material Adverse Effect” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Note Purchase Agreements” has the meaning given to such term in the Preamble.

“Notes” has the meaning given to such term in the Preamble.

“Observer” has the meaning given to such term in Section 7.4.

“Options” has the meaning given to such term in Section 5.3(b)(i).

“Organizational Documents” means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation as filed or recorded with an applicable Governmental Authority, or (b) governs the internal affairs of such Person, including its by-laws

“Other Equity Documents” means the warrants, options, securities and other agreements described on Schedule 2.4(g) hereto.

“Out of the Money” means, at any date of determination (a) in the case of an Option, that the aggregate fair market value as of such date of the shares of Common Stock issuable upon the exercise of such Option is less than the aggregate exercise price payable upon such exercise and (b) in the case of a Convertible Security, that the quotient resulting from dividing the fair market value as of such date of such Convertible Security by the number of shares issuable as of such date upon conversion or exchange of such Convertible Security is greater than the fair market value of a share of Common Stock.

“Person” shall be construed as broadly as possible and includes a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other organization and a Governmental Authority.

“Public Offering” means an offering of securities under an effective registration statement under the Securities Act.

“Public Sale” means a sale of securities pursuant to a Public Offering or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

“Publicly Traded” means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on Nasdaq National Market or Nasdaq Small-Cap Market or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

“Put Closing Date” has the meaning given to such term in Section 6.4(b)(i).

“Put Event” means the earlier of:

(a) October 25, 2010;

(b) prepayment in full of the Notes;

(c) any time at which the Common Stock ceases to be listed on the NASDAQ National Market, a national securities exchange or other national market or interdealer quotation system (including, without limitation, the NADSAQ Small-Cap Market and the OTC Bulletin Board); or

(d) the failure by the Company to make timely filings of such reports as are required to be filed by it with the Commission so that Rule 144 ceases to be available to the shareholders of the Company who are otherwise able to take advantage of the provisions of such rule, which failure has not been cured prior to the later of (A) the fifteenth day following the earlier of the date the Company is first notified of such failure by any Holder or the date upon which any executive officer of the Company first became aware, or with the exercise of reasonable diligence, should have become aware, of such failure, and (B) the delivery of a Put Notice.

“Put Notice” has the meaning given to such term in Section 6.4(a)(ii).

“Put Notice Date” has the meaning given to such term in Section 6.4(a)(ii).

“Put Postponement” has the meaning given to such term in Section 6.4(b)(iii).

“Put Price Per Share” means, as at any date, the Market Price for a share of Common Stock as of such date.

“Put Reactivation Date” has the meaning given to such term in Section 6.4(b)(iii).

“Put Response Notice” has the meaning given to such term in Section 6.4(b)(ii).

“Put Right” means the right of a Holder to require the Company to purchase Warrants and Warrant Shares pursuant to, and in accordance with, Section 6.4.

“Put Withdrawal Notice” has the meaning given to such term in Section 6.4(b)(ii).

“PW Poly Spinoff” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Initial Holder dated as of the Closing Date.

“Requisite Holders” means, as of any date of determination, (a) Holders holding Warrants or Warrant Shares representing at least 51% of the Warrant Shares (i) previously issued or (ii) issuable upon exercise of Warrants then outstanding, or (b) at the option of the Initial Holder exercised by written notice given to the Company at any time after the date hereof, (i) Holders holding Warrants or Warrant Shares representing at least 51% of the Warrant Shares (A) previously issued upon exercise of the Warrants originally allocated to the Senior Subordinated Notes (as shown on Schedule 2.2 hereto), or (B) issuable upon exercise of any such Warrants then outstanding, and (ii) Holders holding Warrants or Warrant Shares representing at least 51% of the Warrant Shares (A) previously issued upon exercise of the Warrants originally allocated to the Junior Subordinated Notes (as shown on Schedule 2.2 hereto), or (B) issuable upon exercise of any such Warrants then outstanding.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Senior Debt” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Senior Subordinated Debt” means the Indebtedness and other obligations incurred under the Senior Subordinated Note Purchase Agreement or any of the other Note Documents referred to therein.

“Senior Subordinated Note Purchase Agreement” has the meaning given to such term in the Preamble.

“Senior Subordinated Notes” has the meaning given to such term in the Preamble.

“Senior Subordination Agreement” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person.

Notwithstanding the foregoing, USPoly Company, f/k/a PW Poly Corp., shall not be deemed to be a Subsidiary of the Company.

“Transfer” means any sale, transfer, assignment, or other disposition, with or without consideration, of any interest in any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

“Valuation Procedure” means, with respect to the determination of any amount or value required to be determined in accordance with such procedure (the “valuation amount”), a determination (which shall be final and binding on the Company and the Holders) made (a) by agreement among the Company and the Requisite Holders or (b) in the absence of such an agreement, by an Appraiser (as defined below) selected in accordance with the further provisions of this definition. If the Company and the Requisite Holders have not agreed on the valuation amount within 30 days following the event requiring the determination thereof, then either the Company or the Requisite Holders may demand the selection of an Appraiser. In the event any such demand is made, the Appraiser will be selected by agreement among the Company and the Requisite Holders, provided that if the Company and the Requisite Holders are unable to agree upon an acceptable Appraiser within ten days after the date either party demands that one be selected, the Appraiser will be selected by an arbitrator located in Minneapolis, Minnesota, chosen by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the Appraiser (within ten days of his or her appointment) from a list, jointly prepared by the Company and the Requisite Holders, of not more than six Appraisers of reputable standing in the United States, of which no more than three may be named by the Company and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which Appraiser to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Company and the Requisite Holders shall submit to the Appraiser their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten days of the appointment of the Appraiser, and the Appraiser shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the Appraiser, from among the valuation amounts submitted by the Company and the Requisite Holders and the valuation amount calculated by the Appraiser. The Company shall pay the fees and expenses of the Appraiser and arbitrator (if any) used to determine the valuation amount. If required by any Appraiser or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such Appraiser or arbitrator and its officers, directors, managers, partners, employees, shareholders, members, agents and Affiliates. As used herein, “Appraiser” means (i) with respect to a determination of Market Value or the fair market value of any security, an investment banking firm and (ii) with respect to a determination of other valuation required hereunder, a firm of the type generally considered to be qualified in making determinations of the type required.

“Voting Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Warrants” means each warrant issued under this Agreement, together with any warrant or warrants issued in substitution or exchange therefor (except any such warrant theretofore disposed of in a Public Sale or transferred to the Company or a Subsidiary of the Company).

“Warrant Register” has the meaning given to such term in Section 3.1(b).

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 4.1 or upon exchange of a Warrant in accordance with Section 4.2, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to the securities referred to in the preceding clauses (a) and (b) or with respect to any previously distributed securities referred to in this clause (c) (except, in each case, any such shares, securities or property theretofore disposed of in a Public Sale or transferred to the Company or a Subsidiary of the Company). As used in this Agreement, the phrase “Warrant Shares then held” by any Holder or Holders means Warrant Shares held at the time of determination by such Holder or Holders and Warrant Shares issuable upon exercise of Warrants held at the time of determination by such Holder or Holders.

1.2	ACCOUNTING TERMS AND DETERMINATIONS.

Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders hereunder and under the Warrants shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement and the Warrants shall (except as otherwise may be expressly provided herein) be made by application of GAAP, to the extent applicable.

ARTICLE II

PURCHASE AND SALE OF WARRANTS

2.1	AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS.

The Company has authorized (a) the issuance of the Warrants to the Initial Holder pursuant to this Agreement and (b) the issuance of such number of shares of Common Stock as shall be necessary to permit the Company to comply with its obligations, as of the date hereof, to issue Warrant Shares pursuant to the Warrants.

2.2	ISSUANCE OF THE WARRANTS.

(a) Issuance. On the Closing Date, the Company shall (i) issue to the Initial Holder Warrants representing the right to acquire an aggregate of Three Hundred Sixty-Six Thousand Six Hundred Fifty-One (366,651) shares of Common Stock, (ii) deliver to the Initial Holder certificates for the Warrants registered in the name of the Initial Holder and in the denominations shown on Schedule 2.2 hereto, except that if the Initial Holder shall notify the Company in writing prior to such issuance that it desires certificates for Warrants to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of the Initial Holder for its or their benefit, then certificates for Warrants for the Initial Holder shall be issued to the Initial Holder in the denominations and registered in the name or names specified in such notice, and (iii) deliver to the Initial Holder a legal opinion from counsel to the Company in form and substance satisfactory to the Initial Holders. The Warrants shall be initially allocated between the Senior Subordinated Notes and the Junior Subordinated Notes as set forth on Schedule 2.2, provided that the Warrants are detachable and may be transferred, in whole or in part, either alone or together with any Note or Notes (whether or not initially allocated to such Note or Notes), as the Holder thereof shall determine in its sole discretion (subject only to the provisions of Section 3.3 hereof).

(b) Tax Value. The Initial Holder and the Company hereby acknowledge and agree that the Notes are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code, which includes the Warrants. The Initial Holder and the Company hereby further acknowledge and agree that, notwithstanding anything to the contrary contained herein or in the Note Purchase Agreements, solely for United States federal income tax purposes the aggregate “issue price” of the Notes and Warrants under Section 1273(b) of the Code (and for purposes of comparable state and local income tax laws) shall equal the respective amounts set forth on Schedule 2.2 hereto. The Initial Holder and the Company hereby agree to use the foregoing issue prices for all income tax purposes with respect to this transaction.

2.3	REPRESENTATIONS AND WARRANTIES OF THE INITIAL HOLDER.

The Initial Holder represents and warrants to the Company as follows:

(a) Purchase for its Own Account. The Initial Holder is purchasing the Warrants for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of the Initial Holder at any time, in accordance with this Agreement or the Registration Rights Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrants or the Warrant Shares held by it.

(b) Accredited Investor. The Initial Holder is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(c) Authority, Etc. The Initial Holder has the limited partnership power and authority to enter into and perform this Agreement and the execution and performance hereof have been duly authorized by all proper and necessary limited partnership action on the part of the Initial Holder. This Warrant Agreement constitutes the valid and legally binding obligation of the Initial Holder, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (regardless of whether enforcement is sought in equity or at law).

(d) Securities Act Compliance. The Initial Holder understands that the Company has not registered the Warrants or the Warrant Shares under the Securities Act, and the Initial Holder agrees that neither the Warrants nor the Warrant Shares shall be sold or transferred or offered for sale or transfer by it without registration under the Securities Act or the availability of an exemption therefrom, all as more fully provided in Section 3.3.

2.4	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to the Initial Holder to accept the Warrants, the Company represents and warrants as follows:

(a) Existence; Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in every jurisdiction where the failure to be so qualified, licensed or admitted and in good standing would have a Material Adverse Effect and has all requisite corporate power and authority to transact its business as now conducted or presently proposed to be conducted.

(b) No Breach. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby will not (i) violate the articles of incorporation or by-laws of the Company, (ii) violate, result in a breach of or default under, give rise to any termination or right of termination of, or result in any material penalty under, any other instrument or agreement to which the Company is a party or by which the Company is bound, (iii) violate any judgment, order, injunction, decree or award against or binding upon the Company, (iv) result in the creation of any Lien upon any of the properties or assets of the Company, or (v) violate any law, rule or regulation relating to the Company.

(c) Corporate Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement. The execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement have been duly authorized by all necessary corporate action (including any shareholder action) on the part of the Company. This Agreement, the Warrants and the Registration

Rights Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (regardless of whether enforcement is sought in equity or at law). The shares of Common Stock constituting the Warrant Shares initially covered by the Warrants have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the Warrants, will be duly and validly issued, fully paid and nonassessable and free and clear of any Liens, charges and other encumbrances or restrictions on sale (except to the extent of any applicable provisions set forth in this Agreement or the Registration Rights Agreement). None of the Warrants or the Warrant Shares have been or will be issued in violation of any preemptive or similar rights of any Person.

(d) Approvals. Except in connection with the registration of the Warrant Shares pursuant to the Registration Rights Agreement and relevant securities law filings (which have been or will be made on a timely basis), no authorizations, approvals or consents of, and no notices to, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by the Company of this Agreement, the Warrants or the Registration Rights Agreement, or for the validity or enforceability thereof.

(e) Investment Company Act. The Company is not an “investment company,” or a company “controlled by” an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(f) Public Utility Holding Company Act. The Company is not a “holding company,” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(g) Capitalization.

(i) Immediately after giving effect to the issuance of the Warrants, (A) the authorized, issued and outstanding capital stock of the Company will be as set forth on Schedule 2.4(g) hereto, (B) all of the outstanding shares of capital stock of the Company will be duly authorized, validly issued, fully paid and nonassessable, and (C) the Company will not have any outstanding warrants, options, securities or other rights exercisable or exchangeable for or convertible into any shares of capital stock of the Company, nor shall it have outstanding any other agreements providing for the issuance (contingent or otherwise) of any capital stock of the Company, other than (1) the Warrants to be issued pursuant to this Agreement, and (2) as described on Schedule 2.4(g) hereto. Schedule 2.4(g) correctly sets forth, for each warrant, option, security or other right or agreement listed thereon, the class and number of shares of capital stock of the Company issuable upon exercise, conversion or exchange thereof and the per share exercise, conversion or exchange price therefor, in each case immediately after giving effect to the issuance of the Warrants and any anti-dilution adjustments resulting therefrom. True and correct copies of all such warrants, options, securities and other rights and agreements have been provided to the Initial Holder.

(ii) Except as set forth on Schedule 2.4(g), there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register such securities under the Securities Act or any agreement to which the Company or (to its knowledge) any of its shareholders is a party relating to the voting, transfer or sale of any shares of capital stock of the Company, other than this Agreement and the Registration Rights Agreement. True and complete copies of all such agreements have been provided to the Initial Holder.

(iii) Except as set forth in Schedule 2.4(g), there is not in effect on the date hereof any agreement by the Company or any of its Subsidiaries to repurchase or otherwise acquire or retire any shares of capital stock of the Company or any warrants, options, securities or other rights exercisable or exchangeable for or convertible into any capital stock of the Company, other than this Agreement. True and complete copies of all such agreements have been provided to the Initial Holder.

(h) Private Offering. Assuming the truth and accuracy of the Initial Holder’s representations and warranties contained in Section 2.3 hereof, the issuance of the Warrants to the Initial Holder hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. The Company represents and agrees that neither the Company nor any Person acting on its behalf has offered or will offer the Warrants or Warrant Shares or any part thereof or any similar securities for issuance or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrants or Warrant Shares within the provisions of the registration and prospectus delivery requirements of the Securities Act.

(i) No Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company’s knowledge after due inquiry, threatened against the Company or any of its Subsidiaries by or before any Governmental Authority with respect to or seeking to enjoin the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement.

(j) Listing and Maintenance Requirements. The outstanding shares of Common Stock of the Company are listed for trading on the NASDAQ National Market. The Company has not, since the inclusion of its Common Stock for listing on the NASDAQ

National Market, received notice from such market to the effect that the Company is not in compliance with the listing or maintenance requirements of such market.

(k) Eligibility for Form S-3. Since October 1, 2003, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, except as described on Schedule 2.4(k) hereto. But for any delinquent filings described in Schedule 2.4(k), the Company would be currently eligible to register securities for resale in a secondary offering on Form S-3 promulgated under the Securities Act.

ARTICLE III

FORM; REGISTER; EXCHANGE FOR WARRANTS; TRANSFER

3.1	FORM OF WARRANT; REGISTER.

(a) Form. Each Warrant issued hereunder shall be in the form of Exhibit A and shall be executed on behalf of the Company by its Chairman or its Chief Executive Officer and by its Chief Financial Officer, its Secretary, its Assistant Secretary, its Treasurer or its Assistant Treasurer, except that a Warrant need not bear any legend appearing on the first page of such form from and after such time as such legend is permitted to be removed or omitted pursuant to Section 3.3. Upon initial issuance, each Warrant shall be dated as of the date of signature thereof by the Company.

(b) Register. Each Warrant issued, exchanged or transferred hereunder shall be registered in a warrant register (the “Warrant Register”). The Warrant Register shall set forth the number of each Warrant, the name and address of the Holder thereof and the original number of Warrant Shares purchasable upon the exercise thereof. The Warrant Register will be maintained by the Company and will be available for inspection by any Holder at the principal office of the Company or such other location as the Company may designate to the Holders in the manner set forth in Section 8.1. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person.

3.2	EXCHANGE OF WARRANTS FOR WARRANTS.

(a) Exchange. A Holder may exchange any Warrant or Warrants issued hereunder for another Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant or Warrants being so exchanged. In order to effect an exchange permitted by this Section 3.2, the Holder thereof shall deliver to the Company such Warrant or Warrants accompanied by a written request signed by such Holder specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. As promptly as practicable, but in any event within ten Business

Days of receipt of such a request, the Company shall, without charge, issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange.

(b) Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if the Holder is the Initial Holder or a financial institution or other institutional investor, its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall, without charge, issue, register and deliver in lieu of such Warrant a new Warrant of like kind and tenor representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

(c) Expenses. The Company shall pay all expenses and taxes (other than any applicable income or similar taxes payable by a Holder of a Warrant) attributable to an exchange of a Warrant pursuant to this Section 3.2; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of any Warrant in a name other than that of the Holder of the Warrant being exchanged.

3.3	TRANSFER OF WARRANT.

(a) Transfer. Subject to the further provisions of this Section 3.3 (which are intended to ensure compliance with the Securities Act), each Warrant may be transferred, in whole or in part, by the Holder thereof by delivering to the Company such Warrant accompanied by a properly completed, duly executed, Assignment Form. As promptly as practicable, but in any event within ten Business Days of receipt of such Assignment Form, the Company shall, without charge, issue, register and deliver to the Holder thereof a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Company in its discretion. The Company shall not be liable for complying with a request by a fiduciary or nominee of a fiduciary to register a transfer of any Warrant which is registered in the name of such fiduciary or nominee, unless made with the actual knowledge that such fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that the Company’s participation therein amounts to bad faith.

(b) Legend. Each certificate for Warrants or Warrant Shares shall (unless otherwise permitted by the further provisions of this Section 3.3) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 3.3 OF THE WARRANT AGREEMENT DATED AS OF OCTOBER 25, 2004, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INITIAL HOLDER NAMED THEREIN. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.”

(c) Opinion. Each Holder shall, prior to any Transfer of any Warrants or Warrant Shares (other than pursuant to an effective registration statement under the Securities Act), give written notice to the Company of such Holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon reasonable request by the Company, the Holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such Holder (which may be one of its internal counsels), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Warrants or Warrant Shares under the Securities Act. Such Holder shall be entitled to Transfer Warrants or Warrant Shares, as the case may be, in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably request such opinion within ten days after delivery of such notice or, if the Company does reasonably request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Warrants or Warrant Shares (and each certificate or other instrument evidencing any untransferred balance of such Warrants or Warrant Shares) shall bear the legend set forth in Section 3.3(b) above unless (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

(d) Removal of Restrictions. Notwithstanding the foregoing provisions of this Section 3.3, the restrictions imposed by this Section 3.3 upon the transferability of any Warrants or Warrant Shares shall cease and terminate when (i) any such Warrants or Warrant Shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by paragraph (c) above in a manner that does not require that the Warrants or Warrant Shares so transferred continue to bear the legend set forth in Section 3.3(b) above, or (ii) the holder of such Warrants or Warrant Shares has met the requirements for Transfer of such Warrants or Warrant Shares under Rule 144(k). Whenever the restrictions imposed by this Section shall terminate, upon the written request of the Holder of any Warrants or Warrant Shares as to which such restrictions have terminated, as promptly as practicable, but in any event within ten Business Days of receipt of such request, the Company shall, without charge, issue, register and deliver a new certificate or instrument not bearing the restrictive legend set forth in Section 3.3(b) above and not containing any other reference to the restrictions imposed by this Section.

(e) Financial Information. The Company shall provide (and authorize any Holder to provide) any readily-available financial and other information concerning the Company and its Subsidiaries to any prospective purchaser of the Warrants or Warrant Shares owned by such Holder as such purchaser may reasonably request; provided, however, that, upon request of the Company, such purchaser shall enter into a confidentiality agreement, in a form reasonably requested by the Company, with respect to any such information that is non-public.

ARTICLE IV

EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES

4.1	EXERCISE OF WARRANTS.

On any Business Day on or after the Exercisability Date but at or prior to the Expiration Time, a Holder may exercise a Warrant, in whole or in part, by delivering to the Company such Warrant accompanied by a properly completed Exercise Form and a check or wire transfer in an aggregate amount equal to the product obtained by multiplying (a) the Exercise Price, times (b) the number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

4.2	EXCHANGE FOR WARRANT SHARES.

On any Business Day on or after the Exercisability Date but at or prior to the Expiration Time, a Holder may exchange a Warrant, in whole or in part, for Warrant Shares by delivering to the Company such Warrant accompanied by a properly completed Exchange Form. The number of shares of Common Stock to be received by a Holder upon such exchange shall be equal to (a) the number of Warrant Shares allocable to the portion of the Warrant being exchanged (the “Allocable Number”), as specified by such Holder in the Exchange Form, less (b) a number of shares equal to the quotient obtained by dividing (i) the product obtained by multiplying (A) the Exercise Price, times (B) the Allocable Number, by (ii) the Market Price of a share of Common Stock as of the Delivery Date (as defined below). The Allocable Number need not be a whole number, but in the case of any partial exchange of a Warrant under this Section 4.2, the Allocable Number shall be determined so that the number of Warrant Shares to be issued in such exchange shall be a whole number only.

4.3	ISSUANCE OF COMMON STOCK.

(a) Issuance of Common Stock. As promptly as practicable, but in any event within ten Business Days, following the date of delivery (the “Delivery Date”) of (i) an Exercise Form or Exchange Form in accordance with Section 4.1 or 4.2, (ii) the related Warrant, and (iii) any required payment of the Exercise Price, the Company shall, without charge, issue, register and deliver one or more stock certificates representing the aggregate number of shares of Common Stock to which the Holder of such Warrant is entitled and transfer to such Holder all other securities or property (including any cash) to which such Holder is entitled, in such denominations, and registered or otherwise placed in, or payable to the order of, such name or names, as may be directed in writing by such Holder. The Company shall deliver such stock certificates and any such other securities or property (including any cash) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share (or fractional interest in any other security), as hereinafter provided.

(b) Partial Exercise or Exchange. If a Holder shall exercise or exchange a Warrant for less than all of the Warrant Shares that could be purchased or received thereunder, the Company shall issue, register and deliver to the Holder, as promptly as practicable, but in any event within ten Business Days, after the Delivery Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares. In the case of an exchange pursuant to Section 4.2, the number of remaining Warrant Shares shall be the number of Warrant Shares issuable upon exercise of the Warrant so exchanged immediately prior to the exchange reduced by the Allocable Number. Each Warrant surrendered pursuant to Section 4.1 or 4.2 shall be canceled.

(c) Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock or fractional units of any other security upon the exercise or exchange of a Warrant. If any fraction of a share of Common Stock or fractional unit of any other security would be issuable on the exercise or exchange of any Warrant, the Company may, in lieu of issuing such fractional share or unit, pay to such Holder for any such fraction an amount in cash equal to the product obtained by multiplying (i) such fraction times (ii) the Market Price of a share of Common Stock or of a unit of such other security, as the case may be, as of the Delivery Date.

(d) Expenses. The Company shall pay all expenses and taxes (other than any applicable income or similar taxes payable by a Holder of a Warrant) attributable to the initial issuance of Warrant Shares upon the exercise or exchange of a Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of any Warrant or any certificate for, or any other evidence of ownership of, Warrant Shares in a name other than that of the Holder of the Warrant being exercised or exchanged.

(e) Record Ownership. To the extent permitted by Applicable Law, the Person in whose name any certificate for shares of Common Stock or other evidence of ownership of any other security is issued upon exercise or exchange of a Warrant shall for all purposes be deemed to have become the holder of record of such shares or other security on the Delivery Date, irrespective of the date of delivery of such certificate or other evidence of ownership (subject, in the case of any exercise to which Section 4.3(g) applies, to the consummation of a transaction upon which such exercise is conditioned), notwithstanding that the transfer books of the Company shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to such Person.

(f) Approvals. If the issuance of any securities constituting Warrant Shares upon exercise or exchange of a Warrant requires registration or approval under any Applicable Law, the Company will as expeditiously as possible cause such securities to be so registered or approved, as applicable. The Company may suspend the exercise or exchange of any Warrant so affected for the period during which such registration or approval is required but not in effect.

(g) Conditional Exercise or Exchange. Any Exercise Form or Exchange Form delivered under Section 4.1 or 4.2 may condition the exercise or exchange of any Warrant on the consummation of a transaction being undertaken by the Company or the Holder of such Warrant, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of such transaction, except that, for purposes of determining whether such exercise or exchange is timely it shall be deemed to have occurred on the Delivery Date. If any exercise of a Warrant is so conditioned, then, subject to delivery of the items required by Section 4.3(a), the Company shall deliver the certificates and other securities or property in such manner as such Holder shall direct as required in connection with the consummation of the transaction upon which the exercise is conditioned. At any time that such Holder shall give notice to the Company that such transaction has been abandoned or such Holder has withdrawn from participation in such transaction, the Company shall return the items delivered pursuant to Section 4.3(a), and such Holder’s election to exercise such Warrant shall be deemed rescinded.

ARTICLE V

ADJUSTMENT OF EXERCISE PRICE AND SHARES

5.1	GENERAL.

The Exercise Price and the number and kind of Warrant Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time in accordance with this Article V.

5.2	STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.

If, at any time after the Closing Date, the Company shall:

(i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock; or

(ii) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (A) the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted so as to equal the number of Warrant Shares that the Holder of such Warrant would have held immediately after the occurrence of such event if the Holder had exercised such Warrant immediately prior to the occurrence of such event, and (B) the Exercise Price shall be adjusted to be equal to (1) the Exercise Price immediately prior to the occurrence of such event, multiplied by (2) a fraction the numerator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the adjustment pursuant to clause (A), and the denominator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately after the adjustment pursuant to clause (A). An adjustment made pursuant to this Section 5.2 shall become effective immediately after the occurrence of such event retroactive to the record date, if any, for such event.

5.3	ISSUANCE OF COMMON STOCK.

(a) General. If, at any time after the Closing Date, the Company shall issue or sell (or, in accordance with Section 5.3(b), shall be deemed to have issued or sold) any shares of Common Stock without consideration or for a consideration per share less than the Market Price of a share of Common Stock determined as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted as follows:

(i) The Exercise Price shall be reduced to an amount equal to the product obtained by multiplying (A) the Exercise Price in effect immediately prior to such issuance or sale, times (B) a fraction the numerator of which shall be the sum of (1) the product of (x) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately prior to such issuance or sale, times (y) the Market Price of a share of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which shall be the product of (1) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately after such issuance or sale, times (2) such Market Price.

(ii) The number of Warrant Shares issuable upon exercise of such Warrant shall be increased to the number of shares determined by multiplying

(A) the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such issuance or sale, by (B) a fraction the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment pursuant to clause (i) of this Section 5.3(a), and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(b) Issuance of Options or Convertible Securities. The issuance or sale of Options or Convertible Securities shall be deemed, in accordance with this Section 5.3(b), to be the issuance of Common Stock.

(i) Definitions. For purposes of this Section 5.3(b), the term “Options” means any warrants, options or other rights to subscribe for or to purchase (A) Common Stock or (B) Convertible Securities, and the term “Convertible Securities” means any capital stock, evidence of indebtedness or other securities or rights convertible into or exchangeable for Common Stock.

(ii) Issuance of Options. If the Company in any manner issues or grants any Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options) shall be deemed, for purposes of Section 5.3(a), to be outstanding and to have been issued and sold by the Company. For purposes of Section 5.3(a), the Common Stock issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options for Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (1) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options, plus (3) in the case of such Options for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, divided by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

(iii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed, for purposes of Section 5.3(a), to be outstanding and to have been issued and sold by the Company. For purposes of Section 5.3(a), the Common Stock issuable upon conversion or exchange of Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (1) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, divided by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

(iv) Superseding Adjustment. If, at any time after any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants shall have been made pursuant to Section 5.3(a) as a result of the issuance of Options or Convertible Securities, or after any new adjustment of the Exercise Price and the number of Warrant Shares shall have been made pursuant to this Section 5.3(b)(iv) (each of the foregoing, a “previous adjustment”):

(A) such Options or the right of conversion or exchange of such Convertible Securities shall expire, or be terminated or surrendered, and all or a portion of such Options or the right of conversion or exchange with respect to all or a portion of such Convertible Securities, as the case may be, shall not have been exercised or treated as having been exercised or otherwise canceled or acquired by the Company in connection with any settlement, including any cash settlement, of such Options or the rights of conversion or exchange of such Convertible Securities; or

(B) there has been any change in the number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (including as a result of a change in the number of Convertible Securities issuable upon the exercise of such Options or the operation of antidilution provisions applicable to any such Options or Convertible Securities); or

(C) the consideration per share for which shares of Common Stock are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be changed;

then the previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued and that gave rise to the previous adjustment shall no longer be deemed to have been issued, and a recomputation shall be made of the adjustment, if any, under Section 5.3(a) of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants as a consequence of such Options or Convertible Securities on the basis of:

(D) treating the number of shares of Common Stock, if any, theretofore actually issued pursuant to the previous exercise of such Options or such right of conversion or exchange (including Options or rights treated as exercised, otherwise cancelled or acquired in connection with any settlement) as having been issued on the date of issuance as determined for the previous adjustment for the total amount of consideration actually received therefor (determined in the manner described in Section 5.3(b)(ii) or (iii), as the case may be);

(E) treating the maximum number of shares of Common Stock (1) issuable upon the exercise (or upon the conversion or exchange of Convertible Securities issuable upon the exercise) of all such Options which remain outstanding and (2) issuable upon the conversion or exchange of all such Convertible Securities which remain outstanding, as having been issued; and

(F) making the computations called for in Section 5.3(a) hereof on the basis of the revised terms of such outstanding Options or Convertible Securities, as the case may be, as if they were issued at the time of such revision.

Any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants resulting from such recomputation shall supersede the previous adjustment.

(v) No Further Adjustments. Any adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants to be made pursuant to this Section 5.3 with respect to the issuance of (A) any Options (whether for Common Stock or Convertible Securities), (B) any Convertible Securities issuable upon the exercise of such Options or (C) any shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be made effective upon the issuance of such Options. Any adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants to be made pursuant to this Section 5.3 with respect to the issuance of (x) any Convertible Securities (other than Convertible Securities issuable upon the exercise of Options) or (y) any shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be made effective upon the issuance of such Convertible Securities. No further adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants shall be made upon the actual issuance of Common Stock or of Convertible Securities upon the exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities.

5.4	ISSUANCE OF OTHER EQUITY SECURITIES.

If, at any time after the Closing Date, the Company shall issue or sell any of its equity securities other than any class or series of Common Stock, Convertible Securities or Options (“Other Securities”) without consideration or for a consideration per share (or other similar unit) of such Other Securities that is less than the Market Price per share (or other similar unit) of such Other Securities determined as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted as follows:

(i) The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such issuance or sale, times (B) a fraction the numerator of which shall be (1) the product obtained by multiplying (x) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) on the date of such issuance or sale, times (y) the Market Price of a share of Common Stock as of the date of such issuance or sale, less (2) the amount by which (x) the aggregate Market Price for the total number of such Other Securities sold or issued exceeds (y) the aggregate consideration received by the Company for the total number of such Other Securities sold or issued, and the denominator of which shall be the product obtained by multiplying (1) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) on the date of such issuance or sale, by (2) the Market Price of a share of Common Stock as of the date of such issuance or sale.

(ii) The number of Warrant Shares issuable upon exercise of such Warrant shall be increased to the number of shares determined by multiplying (A) the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such issuance or sale of Other Securities, times (B) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment pursuant to clause (i) of this Section 5.4 and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

5.5	CAPITAL REORGANIZATION, CAPITAL RECLASSIFICATIONS, MERGER, ETC.

If, at any time after the Closing Date, there shall be any capital reorganization or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares to which Section 5.2 applies) or the Company shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another Person, then in each case the Company shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of Warrant Shares issuable upon exercise of such Warrant would have been entitled upon such event. In any such case, if necessary, the provisions of this Agreement and the Warrants with respect to the rights and interests thereafter of the Holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock, other securities, cash or other property thereafter deliverable upon the exercise of the Warrants.

5.6	[INTENTIONALLY OMITTED]

5.7	OTHER ACTIONS AFFECTING COMMON STOCK.

(a) Equitable Equivalent. If at any time or from time to time the Company shall take any action affecting its Common Stock, other than any action otherwise described in this Article V, then the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted in such manner and at such time as the Board shall in good faith determine (such determination to be reasonably acceptable to the Majority Holders) to be equitable in the circumstances, but no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise of any Warrant.

(b) No Avoidance. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company shall at all times in good faith assist in the carrying out of all the provisions of this Article V and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders against impairment.

5.8	MISCELLANEOUS.

(a) Calculation of Consideration Received. If any Common Stock, Options, Convertible Securities or Other Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor. If any Common Stock, Options, Convertible Securities or Other Securities are issued or sold or deemed to have been issued or sold for consideration other than cash, then the amount of the consideration other than cash received therefor shall be the fair market value of such consideration, as of the date of receipt, determined in accordance with the Valuation Procedure.

(b) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any of its Subsidiaries, and the disposition of any shares so owned or held shall be considered an issuance of Common Stock.

(c) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Company shall take any such record of the holders of its Common Stock and shall, thereafter and before the taking of the action for which such record was taken, legally abandon its plan to take much action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) Deferral of Issuance. In any case in which this Article V shall require that any adjustment in the number of Warrant Shares purchasable hereunder or in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuing to the Holder of any Warrant exercised after such record date of the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock of the Company, if any, that would have been issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment. In such case, the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(e) Notice; Adjustment Rules. Whenever the Exercise Price and the number of Warrant Shares shall be adjusted as provided in this Article V, the Company shall provide to each Holder a statement, signed by the Chairman, the President or the Chief Financial Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of Warrant Shares applicable to each Warrant after giving effect to such adjustment. All calculations under this Article V shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest one-tenth (.01) of a share, as the case may be. Adjustments pursuant to this Article V shall apply to successive events or transactions of the types covered thereby. Notwithstanding any other provision of this Article V, no adjustment shall be made to the number of Warrant Shares or to the Exercise Price if such adjustment to the number of Warrant Shares represents less than 1% of the total number of Warrant Shares previously required to be delivered upon exercise of the Warrants, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares previously required to be so delivered.

(f) Certain Adjustments. The Company may make such reductions in the Exercise Price or increase in the number of Warrant Shares to be received by any Holder upon the exercise or exchange of a Warrant, in addition to those adjustments required by this

Article V, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash of any shares of Common Stock, or any issuance wholly for cash of shares of Common Stock or Convertible Securities, or any stock dividend, or any issuance of Options hereinafter made by the Company to the holders of its Common Stock shall not be taxable to such holders.

(g) Excluded Issuances. Notwithstanding any other provision of this Article V, no adjustment shall be made pursuant to this Article V in respect of:

(i) the award of Common Stock or Options to purchase Common Stock to employees, officers or directors of the Company or any Subsidiary of the Company, or the issuance of Common Stock upon the exercise of any such Options, provided that the total number of shares of Common Stock so awarded and the total number of shares of Common Stock issued or issuable upon the exercise of any Options so awarded (in each case to the extent the award of such shares or Options would have, but for the provisions of this clause (i), resulted in an adjustment pursuant to this Article V) shall not exceed, in the aggregate, at any given time, 5.0% of the sum of (A) the Common Stock then outstanding, and (B) the Common Stock issuable upon exercise of any such Options,

(ii) the issuance from time to time of shares of Common Stock upon the exercise of any of the Warrants,

(iii) the issuance from time to time of shares of Common Stock upon the exercise, exchange or conversion of any of the warrants, options or convertible securities listed on Schedule 2.4(g) hereto, or

(iv) the issuance from time to time of shares of Voting Common Stock upon the conversion of any Class B Common Stock.

(h) Par Value. The Company shall not increase the par value of any shares of Common Stock or other securities issuable upon the exercise of the Warrants to an amount that exceeds the Exercise Price. Before taking any action that would cause an adjustment pursuant to this Article V that would reduce the Exercise Price below the par value per share of any such Common Stock or other securities, the Company shall be required to take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

ARTICLE VI

CERTAIN OTHER RIGHTS

6.1	PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS.

If, at any time prior to the Expiration Date, the Company pays any dividend or makes any distribution (whether in cash, property or securities of the Company) on its capital stock which does not result in an adjustment under Article V (other than the PW Poly Spinoff), then the Company shall simultaneously pay to the Holder of each Warrant the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution or, if no record is taken, the date as of which the record holders of Warrant Shares entitled to such dividend or distribution are to be determined.

6.2	[INTENTIONALLY OMITTED]

6.3	[INTENTIONALLY OMITTED]

6.4	PUT RIGHTS.

(a) Put Rights.

(i) At any time on or after a Put Event, but prior to the Expiration Time, each Holder will have the right to require the Company to purchase all or any part of the Warrants and the Warrant Shares owned by such Holder.

(ii) Any Holder may exercise a Put Right by delivering a notice to the Company stating that such Holder will require the Company to purchase the Warrants or Warrant Shares specified in such notice (a “Put Notice”). Within 15 days after the first date of receipt of a Put Notice by the Company (the “Put Notice Date”), the Company shall give a notice to all other Holders advising them of the receipt by the Company of such Put Notice, together with a copy of such Put Notice. The date upon which the Company shall so advise such other Holders is herein called the “Company Notice Date”. Within 15 days after the Company Notice Date, each such other Holder also may give a Put Notice to the Company and each such Put Notice shall be deemed given as of the date of the Put Notice given by the Holder initially exercising the Put Right.

(b) Procedures.

(i) The purchase and sale of the Warrants and the Warrant Shares pursuant to a Put Right shall be consummated on a date selected by the Company upon at least 15 days’ prior written notice to the Holders which have given the relevant Put Notice(s), which date in no event shall be earlier than the date 30 days, nor later than the date 60 days, after the determination of the Put Price Per Share as of the Put Notice Date (the “Put Closing Date”). On the Put Closing Date, the Company shall purchase from the Holder or Holders which have given such Put Notice(s), and such Holder or Holders shall sell to the Company, the Warrants and/or the Warrant Shares specified in such Put Notice(s): (A) in the case of each Warrant Share so purchased, at a purchase price equal to the Put Price Per Share as of the Put Notice Date; and (B) in the case of each Warrant so purchased at a purchase price equal to (1) the product of (x) the Put Price Per Share as of the Put Notice Date, and (y) the number of Warrant Shares for which such Warrant is exercisable as of the Put Notice Date, minus (2) an amount equal to the aggregate Exercise Price as of the Put Notice Date for such number of Warrant Shares. Payment of the purchase price for the Warrants and/or the Warrant Shares so purchased by the Company shall be made by wire transfer in immediately available funds.

(ii) If the Company is prohibited from purchasing all of the Warrants and/or Warrant Shares put to it pursuant to a Put Notice (A) in the case of any Warrants or Warrant Shares, because (1) of the existence of a contractual restriction contained in any agreement or instrument governing or evidencing the Senior Debt (as in effect on the date hereof or as hereinafter amended in accordance with the provisions of the Senior Subordination Agreement), or (2) the Company does not have sufficient funds legally available therefor under applicable law, or (B) in the case of any Warrants originally allocated to the Junior Subordinated Notes (as shown on Schedule 2.2 hereto) or any Warrant Shares issued upon exercise of those Warrants, because of the existence of a contractual restriction contained in the Senior Subordinated Note Purchase Agreement (as in effect on the date hereof or as hereinafter amended in accordance with the provisions of the Junior Subordination Agreement), then the Company shall give notice (a “Put Response Notice”) to each Holder of Warrants and/or Warrant Shares of the type the Company is so prohibited from purchasing in whole or in part (the “Effected Warrants” and the “Effected Warrant Shares”) which has delivered such Put Notice of (1) the reason that it is unable to purchase all Effected Warrants and Effected Warrant Shares put to it pursuant to a Put Notice, including (x) if due to a deficiency, the computation thereof, and/or (y) if due to a contractual restriction, the nature of the provisions which have been or would be breached and if such provisions are financial covenants, a computation of the amounts or ratios setting forth the deficiencies with respect to such covenants, and (2) the aggregate amount of such Effected Warrants and Effected Warrant Shares, if any, which it will be able to lawfully purchase without violating any such contractual restriction, which Put Response Notice shall be delivered within 30 days of the determination of the Put Price Per Share as of the Put Notice Date and shall be given together with the notice of the Put Closing Date, if any, given by the Company pursuant to the first sentence of Section 6.4(b)(i). Each such Holder shall have the right to withdraw its Put Notice with respect to any Effected Warrants and/or Effected Warrant Shares by delivering a notice (a “Put Withdrawal Notice”) to the Company at any time prior to the tenth day immediately preceding the Put Closing Date or, if none is set in the Put Response Notice (or in a separate notice given together therewith), prior to the tenth day immediately preceding the last day on which a Put Closing could occur pursuant to the first sentence of Section 6.4(b)(i) hereof. If any such Holders have not timely delivered Put Withdrawal Notices, the Company thereupon shall purchase from such Holders the aggregate amount of Effected Warrants and Effected Warrant Shares, if any, it may purchase on such date with funds legally available under applicable law for such purpose and without violating (A) in the case of any Warrants or Warrant Shares, any contractual restriction contained in any agreement or instrument governing or evidencing the Senior Debt (as in effect on the date hereof or as hereinafter amended in accordance with the provisions of the Senior Subordination Agreement), or (B) in the case of any Warrants originally allocated to the Junior Subordinated Notes (as shown on Schedule 2.2 hereto) or any Warrant Shares issued upon exercise of those Warrants, any contractual restriction contained in the Senior Subordinated Note Purchase Agreement (as in effect on the date hereof or as hereinafter amended in accordance with the provisions of the Junior Subordination Agreement). Such purchase shall be allocated among such Holders which have not timely delivered Put Withdrawal Notices pro rata, based on the ratio of the number of Effected Warrant Shares put to the Company (including Warrant Shares issuable upon the exercise of Effected Warrants put to the Company) by each such Holder to the number of Effected Warrant Shares put to the Company (including Warrant Shares issuable upon the exercise of Effected Warrants put to the Company) by all such Holders. If the Company is prohibited from purchasing any Warrants and/or Warrant Shares upon the exercise by a Holder of a Put Right for any of the reasons described in the first sentence of this Section 6.4(b)(ii), then the Company shall use its commercially reasonable best efforts to increase its legally available funds under applicable law to an amount sufficient to enable it to purchase legally all Warrants and Warrant Shares put to it pursuant to a Put Notice and/or to obtain relief from any contractual restriction in order to enable it to make the required payments, including through effecting a Financing, obtaining the consent of requisite number of holders of Indebtedness or otherwise, in each case, as soon as possible.

(iii) If the Company is prohibited from purchasing some or all Warrants and/or Warrant Shares upon the exercise by a Holder of a Put Right for any of the reasons described in the first sentence of Section 6.4(b)(ii) and such Holder shall not have timely delivered a Put Withdrawal Notice, then: (A) the Put Price Per Share for such Holder with respect to such unpurchased Warrants and/or Warrant Shares shall become an accruing liability of the

Company with interest thereon commencing on the date of exercise of such Put Right through the date on which the related Warrants and/or Warrant Shares are purchased by the Company at a rate per annum equal to 19.0%, compounded monthly (such liability and interest being herein called the “Accruing Liability”), and (B) such obligation of the Company to purchase the Warrants and/or Warrant Shares of such Holder shall otherwise be deemed suspended for so long as and only to the extent that the Company is unable to repurchase such Warrants and/or Warrant Shares for any of the reasons described in the first sentence of Section 6.4(b)(ii) after taking all the action described in the last sentence of Section 6.4(b)(ii) (a “Put Postponement”); provided, however, that, notwithstanding Section 6.1 of this Agreement, so long as the Accruing Liability shall remain outstanding such Holder shall not be entitled to receive any dividends or other distributions under Section 6.1 in respect of such unpurchased Warrants and/or Warrant Shares. On any Put Reactivation Date, the Accruing Liability shall become due and payable as to the Warrants and the Warrant Shares which may then be purchased. As used herein, “Put Reactivation Date” shall mean a date when the Put Postponement lapses in whole or in part and the obligation of the Company to purchase Warrants and Warrant Shares shall no longer be deemed suspended to the same extent pursuant to clause (B) of this Section 6.4(b)(iii).

(iv) If at the Expiration Time any Holder is prevented from fully exercising its rights under this Section 6.4 for any of the reasons described in the first sentence of Section 6.4(b)(ii), the Company’s obligation to purchase Effected Warrants and/or Effected Warrant Shares shall be extended until 5:00 p.m., Central Time, on the last day of the calendar month next following by at least 30 days the date upon which the Company shall notify the Holders that such reason or reasons no longer exist.

(v) If the Company is unable, by reason of the condition described in the first sentence of Section 6.4(b)(ii) hereof, to purchase Warrants and/or Warrant Shares within six months after the exercise by a Holder of the Put Right, then such Holder may request registration of all or any part of the Effected Warrants and Effected Warrant Shares owned by such Holder (which request shall state the intended method of disposition of such Effected Warrants and Effected Warrant Shares). Upon such request, the Company shall use its commercially reasonable efforts to effect the registration and qualification of such Effected Warrants and/or Effected Warrant Shares under the Securities Act and under applicable state securities laws, all in accordance with the applicable provisions of the Registration Rights Agreement as if the Requisite Holders had requested the Company to effect a registration under Section 2.1 thereof; provided, however, that such registration shall not reduce the number of registrations that the Company is obligated to use its best efforts to effect under Section 2.1(b)(i)(A) of the Registration Rights Agreement. Upon the effectiveness of the registration statement with respect to such registration and the sale of such Effected Warrants and Effected Warrant Shares thereunder, the rights of the Holders under this Section 6.4 with respect to such Effected Warrants and Effected Warrant Shares shall cease and terminate and any unpaid Accruing Liability shall be extinguished.

(vi) All amounts due to the Holders under this Section 6.4 in respect of any Warrants and/or Warrant Shares shall be subordinated in right of payment to the Senior Debt as and to the extent provided in the Senior Subordination Agreement. All amounts due to the Holders under this Section 6.4 in respect of any Warrants initially allocated to the Junior Subordinated Notes (as shown on Schedule 2.2 hereto) or any Warrant Shares issued upon exercise of those Warrants shall be subordinated in right of payment to the Senior Subordinated Debt as and to the extent provided in the Junior Subordination Agreement.

(c) Other Put Rights. The Company shall not grant, nor permit any of its Subsidiaries to grant, any other rights similar to the Put Right that are exercisable prior to the time at which the Put Right is exercisable or that are not expressly subordinated, pursuant to an agreement in form and substance reasonably acceptable to the Holders, to the rights of Holders pursuant to the Put Right.

ARTICLE VII

COVENANTS OF THE COMPANY

7.1	NOTICES OF CERTAIN ACTIONS.

(a) Corporate Events. In the event that the Company:

(i) shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

(ii) shall authorize a dividend or other distribution to all holders of Common Stock of evidences of its indebtedness, cash or other property or assets (other than the PW Poly Spinoff); or

(iii) proposes to become a party to any consolidation or merger for which approval of any shareholders of the Company will be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or to any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

(iv) commences a voluntary or involuntary dissolution, liquidation or winding up;

then the Company shall provide a written notice to each Holder stating (A) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants, dividend or distribution are to be determined, or (B) the material terms of any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up, the date the same is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, change, dissolution, liquidation or winding up. Such notice shall be given not later than 20 Business Days prior to the effective date (or the applicable record date, if earlier) of such event. The failure to give the notice required by this Section 7.1 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up, or the vote upon any action.

(b) Change of Control. To the extent possible not less than 70 days prior to any Change of Control, but in no event later than the third Business Day following the Company becoming aware thereof, notice of the occurrence of such Change of Control, together with a brief description thereof.

7.2	FINANCIAL STATEMENTS AND REPORTS.

The Company shall furnish to each Holder:

(a) Monthly Financial Statements. Not later than 30 days after the end of each month hereafter, including the last month of the Company’s fiscal year, unaudited interim financial statements of the Company and its Subsidiaries as of the end of such month and for the portion of the fiscal year then elapsed, on a consolidated and consolidating basis, certified by the chief financial officer of the Company as prepared in accordance with GAAP and fairly presenting in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the end of such month and for such period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes; provided, however, that no financial statements need be provided to the Holders pursuant to this Section 7.2(a) except to the extent such financial statements are otherwise prepared, or required to be prepared, by the Company.

(b) SEC Filings, Etc. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which the Company has made available to its securities holders and copies of any regular, periodic and special reports or registration statements which the Company or any of its Subsidiaries files with the Commission or any governmental authority which may be substituted therefor, or any national securities exchange or national market system.

(c) Other Information. Such other information with respect to the financial condition and operations of the Company and its Subsidiaries as any Holder may reasonably request.

7.3	[INTENTIONALLY OMITTED]

7.4	BOARD OBSERVATION RIGHTS.

If at any time a Holder ceases to own an outstanding Note, so long as such Holder holds a Warrant or Warrant Shares the Company will permit one representative of such Holder (the “Observer”) to attend all meetings of the board of directors of the Company and the board of directors of each Subsidiary of the Company and all formal meetings of any committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Observer concurrently with the members of such board or committee, and in the same manner, notice of such meeting and a copy of all materials provided to such board or committee members. The Company agrees to pay all out-of-pocket expenses reasonably incurred by any Observer associated with attending such meetings.

7.5	[INTENTIONALLY OMITTED]

7.6	MERGER OR CONSOLIDATION OF THE COMPANY.

The Company will not merge or consolidate with or into, or sell all or substantially all of its property to, any other entity unless the successor or purchasing entity, as the case may be (if not the Company), (a) is organized under the laws of the United States of America or any state or political subdivision thereof, and (b) by supplemental agreement reasonably satisfactory in form and substance to each Holder, expressly agrees to provide to each Holder the securities, cash or property required by Section 5.5 hereof upon the exercise or exchange of Warrants and expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company; provided, however, that the initial obligation of such successor or purchasing entity with respect to the exercise or exchange of Warrants shall be only as set forth in Section 5.5.

7.7	RESERVATION OF SHARES, ETC.

The Company will at all times have authorized, and reserve and keep available, free from preemptive or similar rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise or exchange of each Warrant, the number of authorized but unissued Warrant Shares issuable upon exercise of all outstanding Warrants. The Company shall as promptly as necessary take all actions necessary to ensure that Warrant Shares shall be duly authorized and, when issued upon exercise or exchange of any Warrant in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free and clear of all Liens, charges and other encumbrances or restrictions on sale (except to the extent of any applicable provisions set forth in this Agreement and the Registration Rights Agreement) and free and clear of all preemptive or similar rights.

7.8	REDEMPTIONS, ETC.

The Company shall not, nor shall it permit any Subsidiary of the Company to, declare or make at any time any dividends (in cash, property or obligations) on, or other payments or distributions on account of, or set apart money for a sinking or other analogous fund for, or purchase, redeem, retire or otherwise acquire, any shares of any class of capital stock of the Company or any Subsidiary of the Company or any warrants, options or other rights to acquire the same (or make any payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), except that:

(a) any Subsidiary may pay dividends to the Company or to another wholly owned Subsidiary of the Company;

(b) the Company may effect the PW Poly Spinoff;

(c) the Company may pay dividends or make other distributions on any class of capital stock issuable upon exercise of the Warrants to the extent the requirements of Section 6.1 are satisfied in connection therewith, provided that no Put Postponement shall be in effect at the time of such payment;

(d) the Company may make repurchases of its Common Stock from its shareholders; provided, however, that:

(i) no Put Postponement shall be in effect at the time of any such repurchase; and

(ii) at least 20 Business Days prior to any such repurchase, the Company shall offer to simultaneously repurchase from each Holder, at the same price per share (less, in the case of a purchase of Warrants, the Exercise Price) and upon the same terms and conditions of repurchase offered to such shareholders, up to a number of Warrant Shares (issued or represented by outstanding Warrants) equal to the product (rounded to the nearest whole number) obtained by multiplying (A) a fraction, the numerator of which is the number of shares of Common Stock proposed to be repurchased by the Company from its shareholders and the denominator of which is the total number of shares of Common Stock held by the shareholders from whom the Company is proposing to make such repurchase, by (B) the aggregate number of Warrant Shares (issued or represented by outstanding Warrants) then held by such Holder. Any such offer shall be made in writing and shall specify the names of the shareholders from whom the Company is proposing to make such repurchase (to the extent known), the total number of shares of Common Stock held by such shareholders, the number of shares of Common Stock to be repurchased from such shareholders, the per share price to be paid for such shares and the other terms and conditions of such repurchase, and the number of Warrant Shares (issued or represented by outstanding Warrants) which the Company is offering to simultaneously repurchase from such Holder in accordance with this clause (ii). Any Holder may accept such offer by delivering at least five Business Days prior to the end of such 20-Business Day period a written notice to the Company indicating the desire of such Holder to accept such offer and the number of Warrant Shares (issued or represented by outstanding Warrants) such Holder wishes to have the Company repurchase (if less than the number which the Company has offered to simultaneously repurchase from such Holder in accordance with this clause (ii)). At the closing of the repurchase, each participating Holder shall deliver certificates representing the Warrant Shares (or Warrants) being repurchased by the Company, duly endorsed for transfer, against delivery by the Company of the consideration therefor. At such closing, all of the parties to the transaction shall execute such customary documentation as may reasonably be requested by the parties thereto; provided, however, that any Holder may withdraw from such transaction if the documentation is not in form and substance satisfactory to such Holder; and

(e) the Company may purchase Warrants and/or Warrant Shares pursuant to, and in accordance with, Section 6.4 hereof.

7.9	RESTRICTIONS ON PERFORMANCE.

The Company shall not at any time enter into, or permit to exist, an agreement or other instrument restricting its ability to perform its obligations under this Agreement, the Registration Rights Agreement or the Warrants, or making such performance or the issuance of shares of Common Stock upon the exercise of any Warrant a default under any such agreement or instrument, other than restrictions on the Company’s ability to honor the Put Right under (a) the Senior Credit Agreement, (b) the Senior Subordination Agreement, (c) the Senior Subordinated Note Purchase Agreement, and (d) the Junior Subordination Agreement.

7.10	MODIFICATION OF OTHER DOCUMENTS.

The Company shall not amend or consent to any modification, supplement or waiver of any provision of any of the Organizational Documents or Other Equity Documents (other than agreements relating to Options granted to officers, directors or employees) in any manner which would have an adverse effect on the Holders without the prior written consent of the Requisite Holders.

7.11	PREFERRED STOCK.

The Company shall not issue any class of capital stock having voting, liquidation, dividend or other rights or preferences senior or superior to the Common Stock issuable upon exercise or exchange of the Warrants.

7.12	LISTING OF WARRANT SHARES.

The Company shall, as promptly as practicable after the Closing, secure the listing of all of the Warrant Shares upon each securities exchange and automated quotation system (including without limitation the NASDAQ National Market), if any, upon which shares of Common Stock of the Company are then listed (subject to official notice of issuance) and shall maintain, so long as any other share of Common Stock shall be so listed, such listing of all Warrant Shares. The Company shall use its best efforts to maintain the Common Stock’s listing on either the NASDAQ National Market, a national securities exchange or other national market or interdealer quotation system (including, without limitation, the NADSAQ Small-Cap Market and the OTC Bulletin Board), unless the Board determines it is not in the best interests of the Company and its shareholders to maintain any such listing. Upon the request of any Holder, the Company shall provide such Holder, promptly following receipt thereof, with copies of any notice it receives from the NASDAQ National Market or any other securities exchange or other market or interdealer quotation system regarding the continued eligibility of the Common Stock for listing on such market, securities exchange or system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.12.

7.13	INDEMNIFICATION.

The Company hereby agrees to indemnify each Holder for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, including but not limited to the reasonable fees and expenses of such Holder’s legal counsel and the allocated cost of in-house legal services, which may be imposed on, incurred by or asserted against such Holder in any way relating to or arising out of this Agreement or the Warrants or the enforcement of any of the terms hereof or thereof; provided, however, that the Company shall not be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of the Holder seeking indemnification, or (b) violations of securities laws by the Holder seeking indemnification.

ARTICLE VIII

MISCELLANEOUS

8.1	NOTICES.

All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be in writing and (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested, or (iv) sent by facsimile, in each case to such party at its address as follows:

(a)	if to the Company, to:

PW Eagle, Inc.

1550 Valley River Drive

Eugene, Oregon 97401

Attention: Scott Long

Telecopier No.: (541) 686-9248

with a copy (which shall not constitute notice) to:

Fredrikson & Byron, P.A.

4000 US Bank Plaza

200 South Sixth Street

Minneapolis, Minnesota 55402-3397

Attention: K. Lisa Holter, Esq.

Telecopier No.: (612) 347-7077

(b)	if to the Initial Holder, to:

Churchill Capital Partners IV, L.P.

2400 Metropolitan Centre

333 South Seventh Street

Minneapolis, Minnesota 55402

Attention: Kevin C. Dooley, General Counsel

Telecopier No: (612) 673-6615

- and -

Attention: Mark McDonald, Partner

Telecopier No.: (612) 673-6630

with a copy (which shall note constitute notice) to:

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attention: Susan L. Jacobson

Telecopier No: (612) 766-1600

(c)	if to any other Holder, to such address as such Holder shall have specified to the Company in writing.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing, or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served as aforesaid upon the Company, if such party is a Holder, or upon each of the Holders, if such party is the Company, designate a different address or a different Person or Persons to whose attention all such notices, demands or requests thereafter are to be addressed.

8.2	EXPENSES, ETC.

The Company agrees to pay or reimburse each Holders for all reasonable costs and expenses of such Holder (including the reasonable fees and expenses of counsel to such Holder and the allocated cost of in-house legal services), in connection with (a) the negotiation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement and the issuance of Warrants hereunder, (b) any amendment, modification or waiver of (or consents in respect of) any of the terms of this Agreement, the Registration Rights Agreement or the Warrants, (c) any default by the Company hereunder or under the Warrants or the Registration Rights Agreement or any enforcement proceedings resulting therefrom, and (d) the enforcement of this Section 8.2.

8.3	NO VOTING RIGHTS; LIMITATIONS OF LIABILITY.

No Warrant shall entitle the Holder thereof to any voting rights or, except as otherwise provided herein, other rights of a shareholder of the Company, as such. No provision hereof, in the absence of affirmative action by a Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of a Holder, shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a shareholder of the Company.

8.4	AMENDMENTS AND WAIVERS.

(a) Written Document. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Company and the Requisite Holders, provided that no such amendment or waiver shall without the written consent of each Holder affected thereby (i) shorten the Expiration Time of any Warrant, (ii) increase the Exercise Price of any Warrant, (iii) decrease the number of Warrant Shares issuable upon the exercise of any Warrant, (iv) change any of the provisions of this Section 8.4(a) or the definition of “Requisite Holders” or any other provision hereof specifying the number or percentage of Holders required to waive, amend, or modify any rights hereunder or make any determination or grant any consent hereunder or otherwise act with respect to this Agreement or any Warrants, or (v) increase the obligations of any Holder or otherwise disproportionately adversely affect the rights and benefits of any Holder under this Agreement.

(b) No Waiver; Cumulative Remedies. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Warrant or the Registration Rights Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

8.5	SPECIFIC PERFORMANCE.

Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement and the Warrants, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement or the Warrants by the Holders of any Warrants or Warrant Shares.

8.6	BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of the Company, each Holder and their respective successors and permitted assigns, including without limitation any subsequent Holder of any Warrants or Warrant Shares.

8.7	COUNTERPARTS; FACSIMILE SIGNATURES.

This Agreement may be executed in two or more counterparts each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

8.8	GOVERNING LAW.

This Agreement and each Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota (without giving effect to principles of conflicts of laws).

8.9	BENEFITS OF THIS AGREEMENT.

Nothing in this Agreement shall be construed to give to any Person other than the Company and each Holder of a Warrant or a Warrant Share any legal or equitable right, remedy or claim hereunder.

8.10	HEADINGS.

Section headings in this Agreement have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.11	CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS; ADMISSIBILITY OF PHOTOCOPIES; WAIVER OF JURY TRIAL.

Regardless of any present or future domicile of the Company, the Company hereby submits to the jurisdiction and venue of the United States District Court for the District of Minnesota, and the Hennepin County District Court, State of Minnesota, for the purposes of all legal proceedings arising out of or relating to this Agreement, the Warrants or the transactions contemplated hereby or thereby. The Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the jurisdiction or venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Holders to bring proceedings against the Company in any other court of competent jurisdiction. Any legal proceeding by the Company against any Holder involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or the Warrants shall be brought only in the United States District Court for the District of Minnesota, or the Hennepin County District Court, State of Minnesota. In the event the Company commences any action against a Holder in another jurisdiction or venue arising directly or indirectly from the relationship created by this Agreement or the Warrants, such Holder shall be entitled to have the case transferred to the jurisdiction and venue above-described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice. The Company hereby consents to service of process by registered mail delivered in accordance with the provisions of Section 8.1 or service of process in any other legal manner at the option of any Holder. This Agreement, the Warrants and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Holder, and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder may be reproduced by such Holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.12	CONFIDENTIALITY.

Each Holder shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with such Holder’s customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure reasonably required by a prospective assignee in connection with the contemplated assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with the enforcement by such Holder of rights and remedies hereunder or under the Warrants, the Registration Rights Agreement, the Note Purchase Agreements or any of the Note Documents referred to therein, and shall require any such assignee to agree to comply with this Section 8.12.

8.13	REMEDIES CUMULATIVE.

No right, power or remedy conferred upon any Holder hereunder or under any of the Warrants, the Registration Rights Agreement, the Note Purchase Agreements or the other Note Documents referred to therein shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such other agreement or now or hereafter available at law or in equity or by statute or otherwise.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers, all as of the date and year first above written.

THE COMPANY:

PW EAGLE, INC.

By:	/s/ Dobson West
Name:	Dobson West
Title:	Secretary

THE INITIAL HOLDER:

CHURCHILL CAPITAL PARTNERS IV, L.P., a Delaware limited partnership
By Churchill Capital IV, L.L.C., its General Partner
By Churchill Capital, Inc. as Managing Agent

By:	/s/ Mark McDonald
Name:	Mark McDonald
Its Partner

SCHEDULE 2.2

Allocations

Notes	Issue Price	Allocated Warrants and Warrant Denominations	Issue Price
Senior Subordinated Notes	$15,286,892.66	209,515	$713,107.34
Junior Subordinated Notes	$7,465,170.34	157,136	$534,829.66

SCHEDULE 2.4(g)

Capitalization of the Company

[To be completed by Company Counsel]

SCHEDULE 2.4(k)

Filing Delinquencies

[To be completed by Company Counsel]

EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 3.3 OF THE WARRANT AGREEMENT DATED AS OF OCTOBER 25, 2004, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INITIAL HOLDER NAMED THEREIN. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

PW EAGLE, INC.

No. W-	Warrant to Purchase
Shares
of Common Stock
, 20

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES that, for value received, [Insert name of holder] (the “Holder”), or assigns, is entitled to purchase from PW Eagle, Inc., a Minnesota corporation (the “Company”),                      shares of the Common Stock, $.01 par value per share (the “Common Stock”), of the Company, at the price (the “Exercise Price”) of $.01 per share, at any time or from time to time during the period commencing on the Exercisability Date and ending at the Expiration Time.

This Warrant has been issued pursuant to the Warrant Agreement (as amended or supplemented from time to time, the “Warrant Agreement”) dated as of October 25, 2004, between the Company and the Initial Holder named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof, including without limitation provisions (i) for adjusting the number of Warrant Shares issuable upon the exercise or exchange hereof and the Exercise Price to be paid upon such exercise, (ii) providing for certain “put” rights, and (iii) providing certain information and other rights. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the Company. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

SECTION 1. Exercise of Warrant. On any Business Day on or after the Exercisability Date but at or prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, by delivering to the Company this Warrant accompanied by a properly completed Exercise Form in the form of Annex A and a check or wire transfer in an aggregate amount equal to the product obtained by multiplying (a) the Exercise Price, by (b) the number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

SECTION 2. Exercise Price and Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as provided in the Warrant Agreement.

SECTION 3. Exchange of Warrant. On any Business Day on or after the Exercisability Date but at or prior to the Expiration Time, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Company this Warrant accompanied by a properly completed Exchange Form in the form of Annex B. The number of shares of Common Stock to be received by the Holder upon such exchange shall be determined as provided in Section 4.2 of the Warrant Agreement.

SECTION 4. Transfer. Subject to the limitations set forth in the Warrant Agreement, this Warrant may be transferred, in whole or in part, by the Holder by delivery to the Company of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C.

SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.

SECTION 6. No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or, except as otherwise provided in the Warrant Agreement, other rights of a shareholder of the Company, as such.

SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

SECTION 8. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

SECTION 9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota (without giving effect to principles of conflicts of laws).

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and this Warrant to be dated as of the date first set forth above.

PW EAGLE, INC.

By:
Name:
Title:

ANNEX A

EXERCISE FORM

[TO BE SIGNED UPON EXERCISE OF WARRANT]

TO PW EAGLE, INC.

The undersigned, being the Holder of the within Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      shares of Common Stock of PW EAGLE, INC. and requests that the certificates for such shares be issued in the name of, and be delivered to,                                                                          , whose address is                                                                          .

The foregoing exercise is (check one):

☐	Irrevocable

☐	conditioned upon the consummation of the transaction described briefly below: __________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

_________________________________________________________________________________________________

Dated:

(Signature)

(Address)

ANNEX B

EXCHANGE FORM

[TO BE SIGNED UPON EXCHANGE OF WARRANT]

TO PW EAGLE, INC.

The undersigned, being the Holder of the within Warrant, hereby irrevocably elects to exchange, pursuant to Section 4.2 of the Warrant Agreement referred to in such Warrant, the portion of such Warrant representing the right to purchase                      shares of Common Stock of PW EAGLE, INC. The undersigned hereby requests that the certificates for the number of shares of Common Stock issuable in such exchange pursuant to such Section 4.2 be issued in the name of, and be delivered to,                         , whose address is                                                                          .

The foregoing exchange is (check one):

☐	Irrevocable

☐	conditioned upon the consummation of the transaction described briefly below: ______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

______________________________________________________________________________________________

Dated:

(Signature)

(Address)

ANNEX C

ASSIGNMENT FORM

[TO BE SIGNED ONLY UPON TRANSFER OF WARRANT]

For value received, the undersigned hereby sells, assigns and transfers unto                                                       all of the rights represented by the within Warrant to purchase shares of Common Stock of PW EAGLE, INC. (the “Company”), to which such Warrant relates, and appoints                                                       Attorney to transfer such Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature)

(Address)